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                                                                       EXHIBIT 1

                       Weight Watchers International, Inc.

                                  $150,000,000

                     13% Senior Subordinated Notes due 2009

                                Euro 100,000,000

                     13% Senior Subordinated Notes due 2009

                               PURCHASE AGREEMENT

                                                           September 22, 1999

CREDIT SUISSE FIRST BOSTON CORPORATION
SCOTIA CAPITAL MARKETS (USA) INC.
      c/o Credit Suisse First Boston Corporation,
            Eleven Madison Avenue,
                  New York, N.Y. 10010-3629

Dear Sirs:

      1. Introductory. Weight Watchers International, Inc., a Virginia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation ("CSFBC") and Scotia Capital Markets (USA) Inc. (the "Purchasers") U.S.$150,000,000 principal amount of its 13% Senior Subordinated Notes due 2009 (the "Dollar Securities") and Euro 100,000,000 principal amount of its 13% Senior Subordinated Notes due 2009 (the "Euro Securities" and together with the Dollar Securities, the "Offered Securities") to be issued under two indentures dated as of September 29, 1999 (collectively, the "Indentures"), between the Company and Norwest Bank Minnesota, National Association, as Trustee.

      The United States Securities Act of 1933 is herein referred to as the "Securities Act".

      The following transactions (collectively, the "Transactions") will occur concurrently with the consummation of the offering of the Notes (the "Offering"): Artal Luxembourg S.A. ("Artal") and/or certain of its affiliates (collectively, the "Investors") intend to consummate a recapitalization transaction (the "Recapitalization") of the Company, whereby (i) pursuant to a recapitalization and stock purchase agreement, dated as of July 22, 1999 (the "Recapitalization Agreement"), among H.J. Heinz Company ("HJH"), the Company and Newco, (a) the Company will redeem shares of common stock of the Company, par value $1.00 per share ("Company Shares"), held by HJH (the "Redemption") for total consideration of $349,500,000, which will be paid through the issuance by the Company to HJH of redeemable preferred shares of the Company paying dividends of 6% per annum and redeemable on the eleventh anniversary of the Closing Date in an aggregate amount equal to
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$25,000,000 (the "Preferred Shares") and $324,500,000 of the cash proceeds from
(1) the senior secured credit facilities (the "Senior Credit Facilities") to be entered into pursuant to a credit agreement (the "Credit Agreement") among the Company, certain of its subsidiaries and a syndicate of banks and other financial institutions led by the Bank of Nova Scotia, as administrative agent, and Credit Suisse First Boston, New York branch, as syndication agent (such banks and other financial institutions, the "Lenders"), in an aggregate principal amount of up to $262,000,000 (consisting of term loan facilities (the "Term Loan Facilities") in an aggregate amount of $237,000,000 and a $25,000,000 revolving credit facility (the "Revolving Facility")) and (2) the Offering, (b) immediately after the Redemption, HJH shall sell and transfer to Newco, and Newco shall purchase (the "Stock Purchase" and, together with the Redemption, the "Recapitalization") from HJH, for cash consideration of $223,700,000, Company Shares representing 94% of the outstanding Company Shares after giving effect to the Redemption, (c) the Company will refinance $147,500,000 of indebtedness incurred in connection with the acquisition of the businesses that conduct its business in Australia and New Zealand and (d) HJH will continue to own Company Shares representing 6% of the issued and outstanding Company Shares (the "Equity Rollover"); (ii) cash in an aggregate amount not to exceed $25,000,000 will be used to pay the fees and expenses incurred in connection with the Recapitalization, the Senior Credit Facilities and the Offering; and
(iii) the Company will have unused commitments under the Revolving Facility of not less than $48,000,000.

            This Agreement, the Registration Rights Agreement (as defined herein) and the Indentures are referred to herein as the "Operative Documents". The Recapitalization Agreement, the Credit Agreement and the other documents related to the Transactions are referred to herein collectively as the "Transaction Documents".

            Holders (including subsequent transferees) of the Notes will be entitled to the benefit of a Registration Rights Agreement of even date herewith (the "Registration Rights Agreement"), among the Company and the Purchasers, pursuant to which the Company will be obligated to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act registering an issue of senior subordinated notes of the Company (the "Exchange Securities"), which shall be identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Offered Securities (the "Registered Exchange Offer") and (ii) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement (the "Shelf Registration Statement") pursuant to Rule 415 under the Securities Act.


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      The Company hereby agrees with the several Purchasers as follows:

      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers and their selling affiliates that:

            (a) A preliminary confidential offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary confidential offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

            (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, properties or result of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

            (c) Each Significant Subsidiary (as defined in Rule 1-02(W) of Regulation S-X) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except as otherwise described in the Offering Document.


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            (d) Each of the Indentures has been duly authorized by the Company;
      the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), each of the Indentures will have been duly executed and delivered (assuming due authorization, execution and delivery by the Trustee), such Offered Securities will have been duly executed, authenticated, issued and delivered (assuming authentication by the Trustee in accordance with the provisions of the Indentures) and will conform to the description thereof contained in the Offering Document and the Indentures and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

            (e) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

            (f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of (i) the Transactions or (ii) the transactions contemplated by the Operative Documents in connection with the issuance and sale of the Offered Securities by the Company except as may be required under the Securities Act, the Trust Indenture Act of 1939, as amended (the "TIA") and the rules and regulations of the Commission thereunder with respect to the Registration Statement or the Shelf Registration Statement and the transactions contemplated by the Registration Rights Agreement, or any state or foreign securities laws or by the regulations of the National Association of Securities Dealers, Inc. (the "NASD").

            (g) Assuming the accuracy of the representations, and the performance of the agreements of the Purchasers contained herein the execution, delivery and performance of the Operative Documents and the issuance and sale of the Offered Securities to the Purchasers in the manner contemplated herein and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except, where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect), or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.


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            (h) Each of the Transaction Documents (i) if such party is a signatory thereto, has been duly authorized by the Company, (ii) as of the Closing Date, if such party is a signatory thereto, will have been executed and delivered by the Company and (iii) conforms in all material respects to the description thereof contained in the Offering Document. Each of the Transaction Documents will, when so executed, constitute a valid and legally binding obligation of the Company and will be enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

            (i) Assuming the accuracy of the representation and warranties of the other parties thereto, the execution, delivery and performance of the Transaction Documents by the Company (to the extent a party thereto) and compliance with the terms and provisions of any such Transaction Document will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except, where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect), or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (j) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

            (k) Except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, except where such failure would not, individually or in the aggregate have a Material Adverse Effect.

            (l) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.


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            (n) Except as disclosed in the Offering Document, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (o) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (p) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

            (q) The historical financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.


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            (r) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (s) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

            (t) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

            (u) Assuming the accuracy of the representations and the performance of the Purchasers, contained herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of
      Section 4(2) thereof and Regulation S ("Regulation S") thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (v) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or
      (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or
      (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the


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Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof plus accrued interest from September 29, 1999, to the Closing Date (as hereinafter defined), the respective principal amounts of Dollar Securities set forth opposite the names of the several Purchasers in Schedule A hereto and, at a purchase price of 100% of the principal amount thereof plus accrued interest from September 29, 1999, to the Closing Date, the respective principal amounts of the Euro Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

      The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of Weight Watchers International, Inc. at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, at 9:00 A.M. (New York time), on September 29, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the office of Simpson, Thatcher & Bartlett at least 24 hours prior to the Closing Date.


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      4. Representations by Purchasers and Their Selling Affiliates; Resale by
Purchasers.

            (a) Each Purchaser and their sellng affiliates severally represent and warrant to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

            (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

            (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (e) Each Purchaser severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the

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      meaning of the Public Offers of Securities Regulations 1995; (ii) it has
      complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and
      (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in
      Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

      5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

            (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to
      Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC(and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

            (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or province.

            (d) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

            (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

            (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering

      Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Purchasers and the Company's officers and employees and any other reasonable expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

            (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (j) For a period of 135 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

            (k) The Company will use its best efforts in cooperation with the Purchasers to cause the Offered Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.

            (l) The Company will apply the net proceeds of the offering and the sale of the Offered Securities in the manner set forth in the Offering Document under the caption "Sources and Uses of Funds".

      6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

                  (i) in their opinion the financial statements examined by them and included in the Offering Document comply as to form in all material respects with the accounting requirements of the Securities Act and the related published Rules and Regulations that would be applicable if the Offering were registered under the Securities Act;

                  (ii) they have performed the procedures specified by the
            American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements included in the
                  Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations that would be applicable if the Offering were registered under the Securities Act or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                        (B) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in current assets or total assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                        (C) for the period from the closing date of the latest
                  income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in total revenue, gross profit or net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which are described in such letter;

                  (iv) they have (a) read the unaudited pro forma condensed
            consolidated financial statements included in the Offering Document;
            (b) inquired of certain officials of the Company who have responsibility for financial and accounting matters about (i) the basis for their determination of the pro forma adjustments and (ii) whether the unaudited pro forma condensed consolidated financial statements referred to in clause (a) above comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (c) proved the arithmetic accuracy of the application of the pro form adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements; and

                  (v) on the basis of the review referred to in clause (iv)
            above, nothing came to their attention that caused them to believe that the unaudited pro forma condensed consolidated financial statements included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro form adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                  (vi) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

            (c) The Purchasers shall have received an opinion, dated the Closing Date, of Hunton & Williams, special Virginia counsel for the Company, that:

                  (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Offering Document;

                  (ii) each of the Indentures has been duly authorized, executed and delivered by the Company; the Offered Securities have been duly authorized, executed, and issued by the Company;

                  (iii) this Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company; and

                  (iv) each of the Transaction Documents has been duly
            authorized, executed and delivered by the Company (to the extent a party thereto).

            (d) The Purchasers shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel for the Company, that:

                  (i) each of the Indentures has been duly authorized, executed and delivered by the Company and, assuming that such Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing;

                  (ii) the Offered Securities have been duly authorized,
            executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the relevant Indenture subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in a equity or at law) and (iii) an implied covenant of good faith and fair dealing;

                  (iii) no consent, approval, authorization order, registration or qualification of or with any Federal or New York governmental agency or to such counsel's knowledge, any Federal or New York court is required for the issue and sale of the Offered Securities by the Company and the compliance by the Company with all of the provisions of this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Purchasers (except, other than as set forth in paragraph (vi) below, such counsel need give no opinion as to registration of the Offered Securities under the Securities Act, and the qualification of the Indentures under the TIA);

                  (iv) this Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company;

                  (v) the issue and sale of the Offered Securities by the
            Company and the compliance by the Company with all the provisions of this Agreement will not violate any Federal or New York statute;

                  (vi) no registration of the Offered Securities under the
            Securities Act, and no qualification of the Indenture under the TIA, is required for the offer and sale of the Offered Securities by the Company to the Purchasers or the reoffer and resale of the Offered Securities by the Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Document, this Agreement and the Indenture;

                  (vii) following the issuance of the Offered Securities and the application of the proceeds therefrom, the Company will not be an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended;

                  (viii) such counsel shall state that they have not
            independently verified the accuracy, completeness or fairness of the statements made or included in the final offering circular and take no responsibility therefor. Such counsel shall also state that in the course of the preparation by the Company of the final offering circular, they participated in conferences with certain officers and employees of the Company and with representatives of PricewaterhouseCoopers. Such counsel shall state that based upon their examination of the final offering circular, their investigations made in connection with the preparation of the final offering circular and their participation in the conferences referred to above, they have no reason to believe that the final offering circular contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case they need to express no belief with respect to the financial statements or other financial or data contained in the final offering circular.

                  In rendering such opinion, Simpson Thacher & Bartlett may rely as to the incorporation of the Company and all other matters governed by Virginia law upon the opinion of Hunton & Williams referred to above.

            (e) The Purchasers shall have received an opinion, dated the Closing Date, of Robert Mallow, counsel to the Company that:

                  (i) the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                  (ii) no consent, approval, authorization or order of, or
            filing with, any governmental agency or body or any court is required for the consummation of (A) the Transactions or (B) the transactions contemplated by the Operative Documents in connection with the issuance or sale of the Offered Securities by the Company, except as may be required under the Securities Act, the TIA and the rules and regulations of the Commission thereunder with respect to the Registration Statement or the Shelf Registration Statement and the transactions contemplated by the Registration Rights Agreement, or any state or foreign securities laws or by the regulations of the National Association of Securities Dealers, Inc. (the "NASD");

                  (iii) the execution, delivery and performance of the Operative
            Documents by the Company and the issuance and sale of the Offered Securities by the Company and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) to such counsel's knowledge, any statute, rule, regulation (assuming the accuracy of the Purchasers' representations in Section 4 thereof) or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) the charter or by-laws of the Company or any such subsidiary;

                  (iv) the execution, delivery and performance of the
            Transaction Documents by the Company (to the extent a party thereto) and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of or constitute a default under (A) to such counsel's knowledge, any statute, rule or regulation or any order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) the charter or by-laws of the Company;

                   (v) each of the Transaction Documents will, when duly
            executed and delivered, constitute a valid and legally binding obligation of the Company (to the extent a party thereto) and is enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; and

                  (vi) to such counsel's knowledge other than as set forth in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel's knowledge, threatened or contemplated.

            (f) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore may rely as to the incorporation of the Company and all other matters governed by Virginia law upon the opinion of Hunton & Williams referred to above.

            (g) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

            (h) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers which meets the requirements of subsection
      (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            (i) Concurrently with or prior to the issue and sale of the Offered Securities by the Company, the Transactions shall be consummated on terms that conform in all material respects to the description thereof in the Offering Documents and the Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Purchasers of the consummation thereof.

            (j) Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the Company and [certain subsidiaries] shall have entered into the Credit Agreement and the initial borrowings thereunder shall have occurred. The Purchasers shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the Credit Agreement. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Transactions) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Credit Agreement or any other Transaction Document.

      The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

      7.  Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Purchaser and their selling affiliates, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which--the--such-- Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser.

            (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of (i) the following information in the Offering Document furnished on behalf of each Purchaser: under the caption "Plan of Distribution" paragraphs seven (as to the second sentence only) and eight and (ii) the following information in the Offering Document in paragraph nine under the caption "Plan of Distribution" furnished on behalf of CSFBC or Scotia Capital Markets (USA) Inc., as indicated: the information regarding Credit Suisse First Boston, New York branch, and CSFBC, furnished by CSFBC and the information in such paragraph regarding The Bank of Nova Scotia and Scotia Capital Markets
      (USA) Inc. furnished on behalf of Scotia Capital Markets (USA) Inc.; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
      (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

      8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Weight Watchers International, Inc., 175 Crossways Park West, Woodbury, NY 11797, Attention General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and affiliates, and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

      12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

      The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                    Very truly yours,

                                    WEIGHT WATCHERS INTERNATIONAL, INC.


                                    By /s/ Daniel D. DeBolt
                                        Name: Daniel D. DeBolt
                                        Title: Chief Financial Officer

The foregoing Purchase Agreement
      is hereby confirmed and accepted
      as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
SCOTIA CAPITAL MARKETS (USA) INC.

      Acting on behalf of themselves
      and as the Representatives of
      the several Purchasers


By CREDIT SUISSE FIRST BOSTON CORPORATION


      By /s/ Malcom Price
        Name: Malcolm Price
        Title: Managing Director

                                   SCHEDULE A


                                                                  Principal
                                                                  Amount of
                                                                    Dollar
                 Manager                                          Securities
                 -------                                          ----------

Credit Suisse First Boston Corporation.................          $90,000,000
Scotia Capital Markets (USA) Inc.......................           60,000,000


                  Total................................         $150,000,000
                                                                ============


                                                                 Principal
                                                                 Amount of
                                                                   Euro
            Manager                                             Securities
            -------                                             ----------

Credit Suisse First Boston Corporation.................        E  60,000,000
Scotia Capital Markets (USA) Inc.......................           40,000,000


                  Total................................        E 100,000,000
                                                               =============